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                                                                     EXHIBIT 1.1


                              dj ORTHOPEDICS, INC.

                                  COMMON STOCK

                                   ----------

                       [FORM OF] UNDERWRITING AGREEMENT

                                                                 _________, 2001


Goldman, Sachs & Co.,
J.P. Morgan Securities Inc.,
UBS Warburg LLC,
U.S. Bancorp Piper Jaffray Inc.,
First Union Securities, Inc.,
  As representatives of the several Underwriters
    named in Schedule I hereto (the "Representatives")
c/o Goldman, Sachs & Co.,
85 Broad Street,
New York, New York 10004.

Ladies and Gentlemen:

         dj Orthopedics, Inc., a Delaware corporation (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters") an aggregate of _____ shares of common stock, par value $0.01 per share ("Stock"), of the Company and the stockholders of the Company named in Schedule II hereto (the "Selling Stockholders") propose, subject to the terms and conditions stated herein, to sell to the Underwriters an aggregate of _____ shares and, at the election of the Underwriters, up to _____ additional shares of Stock. The aggregate of _____ shares to be sold by the Company and the Selling Stockholders is herein called the "Firm Shares" and the aggregate of _____ additional shares to be sold by the Selling Stockholders is herein called the "Optional Shares". The Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to Section 3 hereof are herein collectively called the "Shares."

     1. The Company represents and warrants to, and agrees with, each of the Underwriters that:

         (a) A registration statement on Form S-1 (File No. 333-68358) (the "Initial Registration Statement") in respect of the Shares has been filed with the Securities and Exchange Commission (the "Commission"); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you, and, excluding exhibits thereto, to you for each of the other Underwriters, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a "Rule 462(b) Registration Statement"), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Act"), which became effective upon filing, no other document with respect to the Initial Registration Statement has heretofore been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the


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Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act is hereinafter called a "Preliminary Prospectus"; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 6(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the "Registration Statement"; and such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the "Prospectus");

         (b) No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder (provided that the Preliminary Prospectus that was included in the Registration Statement as originally filed with the Commission on August 24, 2001 and as first amended on October 5, 2001 did not include share or per share data, the number of Shares being sold in the offering or the estimated price range of the Shares), and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. expressly for use therein;

         (c) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; PROVIDED, HOWEVER, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. expressly for use therein;

         (d) As of the date hereof, none of the Company, DonJoy, L.L.C. ("DonJoy") nor any of their subsidiaries has, and upon consummation of the Reorganization described in the prospectus under the caption "The Reorganization" (the "Reorganization") at each Time of Delivery (as hereinafter defined), neither the Company nor any of its subsidiaries will have, sustained since the date of the latest audited financial statements of DonJoy included in the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries (other than, in the case of the Company, as contemplated by the Reorganization), or as of the date hereof of DonJoy or any of its subsidiaries, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders'


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or members' equity, as applicable, or results of operations of the Company and its subsidiaries, taken as a whole, or as of the date hereof of DonJoy and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Prospectus;

         (e) As of the date hereof, DonJoy and its subsidiaries have, and upon consummation of the Reorganization at each Time of Delivery, the Company and its subsidiaries will have, good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except (i) such as are described in the Prospectus, (ii) such as do not interfere with the use made or proposed to be made of such property by DonJoy and its subsidiaries or, upon consummation of the Reorganization, at each Time of Delivery, made or proposed to be made by the Company and its subsidiaries; and any real property and buildings held under lease by DonJoy and its subsidiaries on the date hereof are, and, upon consummation of the Reorganization, at each Time of Delivery, any real property and buildings held under lease by the Company and its subsidiaries will be, held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by DonJoy and its subsidiaries on the date hereof or, upon consummation of the Reorganization, at each Time of Delivery, made and proposed to be made of such property and buildings by the Company and its subsidiaries;

         (f) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus, and at each Time of Delivery will have been duly qualified as a foreign corporation for the transaction of business and will be in good standing under the laws of each jurisdiction set forth on Annex IV hereto, which is the list of other jurisdictions in which it owns or leases properties or conducts any business so as to require such qualification; and as of the date hereof, each of DJ Acquisition Corporation, DonJoy and DonJoy's subsidiaries has been duly organized or incorporated and is validly existing as a corporation or limited liability company in good standing under the laws of its jurisdiction of organization or incorporation, and upon consummation of the Reorganization at each Time of Delivery, each of the Company's subsidiaries will have been duly organized or incorporated and will be validly existing as a corporation or limited liability company in good standing under the laws of its jurisdiction of organization or incorporation;

         (g) At each Time of Delivery, the Company will have an authorized capitalization as set forth in the Prospectus, and all of the shares of Stock of the Company to be issued in the Reorganization in exchange for the outstanding membership interests of DonJoy pursuant to the Agreement and Plan of Merger dated as of __________, 2001 among DonJoy, DJ Acquisition Corporation and the Company (the "Merger Agreement") will have been duly authorized and, upon issuance of such Stock in exchange for such membership interests as provided in the Merger Agreement, such shares of Stock (including the shares of Stock to be sold by the Selling Stockholders pursuant to this Agreement) will be duly and validly issued, fully paid and non-assessable and such shares of stock will conform to the description of the Stock contained in the Prospectus;

         (h) As of the date hereof, all of the issued shares of capital stock or membership interests of DJ Acquisition Corporation and of DonJoy and each subsidiary of DonJoy have been duly and validly authorized and issued, and are, as of the date hereof with respect to DJ Acquisition Corporation and DonJoy and its subsidiaries, and will be, upon consummation of the Reorganization at each Time of Delivery with respect to the Company's subsidiaries, in the case of capital stock, fully paid and non-assessable and, in the case of membership interests of DonJoy and dj Orthopedics, L.L.C. ("dj Ortho"), not subject to assessment by DonJoy or dj Ortho, respectively, for additional capital


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contributions (PROVIDED, HOWEVER, that each member of DonJoy and dj Ortho will be liable for the amount of any distribution to such member (or its predecessor in interest) made in violation of Section 18-607 or Section 18-804 of the Limited Liability Company Act of the State of Delaware (the "LLC Act") to the extent the same is required to be returned to or for the account of DonJoy or dj Ortho, respectively, as provided in Section 18-607 or Section 18-804, as applicable, of the LLC Act, potentially with interest) and (except for directors' qualifying shares), all of the issued shares of capital stock of DJ Acquisition Corporation are owned directly or indirectly by the Company on the date hereof, all of the issued shares of capital stock or membership interests of each subsidiary of DonJoy are owned directly or indirectly by DonJoy on the date hereof and, upon consummation of the Reorganization at each Time of Delivery, all of the issued shares of capital stock or membership interests of each subsidiary of the Company will be owned directly or indirectly by the Company, in each case free and clear of all liens, encumbrances, equities or claims, except for those created pursuant to the Amended Credit Facility referred to in the Prospectus or otherwise described in the Prospectus and except that DonJoy owns indirectly at the date hereof and the Company will own indirectly, upon consummation of the Reorganization at each Time of Delivery, 60% of the outstanding capital stock of dj Orthopaedics Pty Ltd. ("dj Australia").

         (i) At the First Time of Delivery, the unissued Shares to be issued and sold by the Company to the Underwriters hereunder will be duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable and will conform to the description of the Stock contained in the Prospectus;

         (j) The issue and sale of the Shares to be sold by the Company and the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions contemplated herein and in the Prospectus under the caption "Reorganization" will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which DonJoy or any of its subsidiaries at the date hereof is, or the Company or any of its subsidiaries at each Time of Delivery will be, a party or by which DonJoy or any of its subsidiaries at the date hereof is, or the Company or any of its subsidiaries at each Time of Delivery will be, bound or to which any of the property or assets of DonJoy or any of its subsidiaries at the date hereof is, or the Company or any of its subsidiaries at each Time of Delivery will be, subject, and at the date hereof such action will not result in any violation of the provisions of the organizational documents of DonJoy and at each Time of Delivery such action will not result in any violation of the provisions of the Amended and Restated Certificate of Incorporation or Amended By-laws of the Company and such action at the date hereof and at each Time of Delivery will not result in any violation of the provisions of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, except such as have been obtained or made under the Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act") and such consents, approvals, authorizations, registrations or qualifications as may be required (i) by the National Association of Securities Dealers, Inc. ("NASD"), (ii) under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters or (iii) under the federal or provincial laws of Canada or under the laws of any other foreign jurisdiction in which the Shares may be offered or sold;

         (k) At the date hereof, the Company is not in violation of its Certificate of Incorporation or By-laws and at each Time of Delivery will not be in violation of its Amended and Restated Certificate of Incorporation or Amended By-Laws; at the date hereof, neither DonJoy nor any


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of its subsidiaries is in violation of its charter or by-laws (or other organizational documents) and at each Time of Delivery none of the subsidiaries of the Company will be in violation of its charter or by-laws (or other organizational documents); and at the date hereof, neither DonJoy nor any of its subsidiaries is, and at each Time of Delivery, neither the Company nor any of its subsidiaries will be, in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound;

         (l) The statements set forth in the Prospectus under the captions "Description of Capital Stock" and "Material Federal Income Tax Consequences to Non-U.S. Holders of Common Stock", insofar as they purport to constitute a summary of the terms of the Stock or other legal matters and documents referred to therein, are accurate, complete and fair in all material respects;

         (m) Other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or DonJoy or any of their subsidiaries is a party or of which any property of the Company or DonJoy or any of their subsidiaries is the subject which, if determined adversely to the Company or DonJoy or any of their subsidiaries, would individually or in the aggregate have a material adverse effect on the consolidated financial position, stockholders' equity or results of operations of the Company and its subsidiaries, taken as a whole; and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

         (n) The Company is not and, after giving effect to the offering and sale of the Shares, will not be an "investment company", as such term is defined in the Investment Company Act of 1940, as amended (the "Investment Company Act");

         (o) Ernst & Young LLP, who have certified certain financial statements of DonJoy and its subsidiaries, and PricewaterhouseCoopers LLP, who have certified certain financial statements of DePuy Orthopaedic Technology, Inc. and the Bracing and Soft Supports business of Johnson & Johnson, are each independent public accountants as required by the Act and the rules and regulations of the Commission thereunder;

          (p) As of the date hereof, each of DonJoy and its subsidiaries owns or possesses, or can acquire or license, and at each Time of Delivery each of the Company and its subsidiaries will own or possess, or be able to acquire or license, on reasonable terms, all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "Intellectual Property") necessary to carry on the business now operated by it, except where the failure to own or possess such rights would not individually or in the aggregate have a material adverse effect on the consolidated financial position, stockholders' or members' equity, as applicable, or results of operations at the date hereof of DonJoy and its subsidiaries, taken as a whole, and, at each Time of Delivery, of the Company and its subsidiaries, taken as a whole; and none of the Company, DonJoy or any of their subsidiaries has received any correspondence relating to any Intellectual Property or notice of infringement of or conflict with asserted rights of others with respect to any Intellectual Property nor is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest at the date hereof of DonJoy or any of its subsidiaries therein and, at each Time of Delivery, of the Company or any of its subsidiaries therein, except in any such case as would not individually or in the aggregate have a material adverse effect on the consolidated financial position, stockholders' or members' equity, as applicable, or results of operations at the date hereof of DonJoy


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and its subsidiaries, taken as a whole and, at each Time of Delivery, of the
Company and its subsidiaries, taken as a whole;

         (q) As of the date hereof, each of DonJoy and its subsidiaries possesses, and at each Time of Delivery each of the Company and its subsidiaries will possess, such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business operated at the date hereof by DonJoy and its subsidiaries and at each Time of Delivery by the Company and its subsidiaries, except in each case where the failure to possess such Governmental Licenses would not individually or in the aggregate have a material adverse effect on the consolidated financial position, stockholders' or members' equity, as applicable, or results of operations at the date hereof of DonJoy and its subsidiaries, taken as a whole, and, at each Time of Delivery, of the Company and its subsidiaries, taken as a whole; at the date hereof DonJoy and its subsidiaries are, and at each Time of Delivery the Company and its subsidiaries will be, in compliance with the terms and conditions of all such Governmental Licenses, except in each case where the failure to be in compliance would not individually or in the aggregate have a material adverse effect on the consolidated financial position, stockholders' or members' equity, as applicable, or results of operations at the date hereof of DonJoy and its subsidiaries, taken as a whole, and, at each Time of Delivery, of the Company and its subsidiaries, taken as a whole; all of the Governmental Licenses are valid and in full force and effect, except as would not individually or in the aggregate have a material adverse effect on the financial position, stockholders' or members' equity, as applicable, or results of operations at the date hereof of DonJoy and its subsidiaries, taken as a whole, and, at each Time of Delivery, of the Company and its subsidiaries, taken as a whole; and neither DonJoy nor the Company has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses, which, if the subject of an unfavorable decision, ruling or finding, would result individually or in the aggregate in a material adverse effect on the consolidated financial position, stockholders' or members' equity, as applicable, or results of operations at the date hereof of DonJoy and its subsidiaries, taken as a whole and, at each Time of Delivery, of the Company and its subsidiaries, taken as a whole;

         (r) The financial statements included in the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly the financial position of DonJoy and its consolidated subsidiaries, DePuy Orthopaedic Technology, Inc. and the Bracing and Soft Supports Business of Johnson & Johnson, respectively, at the dates indicated and the statements of income, stockholders' or members' equity, as applicable, and cash flows of DonJoy and its consolidated subsidiaries, DePuy Orthopaedic Technology, Inc. and the Bracing and Soft Supports Business of Johnson & Johnson, respectively, for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved. The financial statements included in the Registration Statement and the Prospectus for DePuy Orthopaedic Technology, Inc. as of and for the six months ended June 30, 1999 and 2000, together with the related notes, are accurate in all material respects and represent the Company's best estimates and are based on assumptions that the Company believes to be reasonable. The selected financial data and the summary financial information included in the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement. The PRO FORMA financial information included in the Registration Statement and the Prospectus has been prepared on a basis consistent with the historical financial statements contained in the Prospectus (except for the PRO FORMA adjustments specified therein), includes all material adjustments to the historical financial information required by Rule 11-02 of Regulation S-X under the Act and the Exchange Act to reflect the transactions


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described in the Prospectus, gives effect to assumptions made on a reasonable basis and fairly presents the historical and proposed transactions contemplated by the Prospectus;

         (s) As of the date hereof, DonJoy maintains, and at each Time of Delivery, the Company will maintain, a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

         (t) Each of the Merger Agreement and the Agreement and Plan of Merger dated ___, 2001 between DonJoy and the Company (the "Second Merger Agreement") has been duly authorized, executed and delivered by each of the parties thereto and constitutes a valid and binding agreement of each of the parties thereto; and

         (u) Other than any rights that have been effectively waived, there are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement.

     2. Each of the Selling Stockholders severally represents and warrants to, and agrees with, each of the Underwriters and the Company that:

         (a) All consents, approvals, authorizations and orders necessary for the execution and delivery by such Selling Stockholder of this Agreement and the Power of Attorney and the Custody Agreement hereinafter referred to, and for the sale and delivery of the Shares to be sold by such Selling Stockholder hereunder, have been obtained, except (i) such as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of Shares by the Underwriters, (ii) such as may be required by the NASD and (iii) such as may be required under the federal or provincial laws of Canada or under the laws of any other foreign jurisdiction in which the Shares may be offered and sold; and such Selling Stockholder has full right, power and authority to enter into this Agreement, the Power-of-Attorney and the Custody Agreement and to sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder hereunder;

         (b) The sale of the Shares to be sold by such Selling Stockholder hereunder and the compliance by such Selling Stockholder with all of the provisions of this Agreement, the Power of Attorney and the Custody Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the property or assets of such Selling Stockholder is subject, nor will such action result in any violation of the provisions of the charter or by-laws (or other organizational documents) of such Selling Stockholder or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over such Selling Stockholder or the property of such Selling Stockholder;

         (c) At the date hereof, such Selling Stockholder has, and through the effective date of the merger contemplated by the Merger Agreement such Selling Stockholder will have, good and valid title to the common or preferred membership interests of DonJoy to be exchanged pursuant to the Merger Agreement for the Shares to be sold by such Selling Stockholder hereunder, and


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immediately prior to each Time of Delivery such Selling Stockholder will have, good and valid title to the Shares to be sold by such Selling Stockholder hereunder, in each case free and clear of all liens, encumbrances, equities or claims; and, assuming (1) the Underwriters purchase the Shares to be sold by such Selling Stockholder without notice of any adverse claim (within the meaning of Section 8-105 of the Uniform Commercial Code of the State of New York (the "NYUCC")), (2) the Underwriters make payment therefor as provided herein, (3) such Shares are delivered to the Underwriters in accordance with the provisions of the Custody Agreement and (4) the Underwriters obtain control of such Shares (within the meaning of Section 8-106 of the NYUCC), the Underwriters will acquire all of the Selling Stockholder's rights and interest in the Shares sold by such Selling Stockholder free of any adverse claim (within the meaning of Section 8-105 of the NYUCC);

         (d) Such Selling Stockholder has not taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

         (e) To the extent that any statements or omissions made in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto are made in reliance upon and in conformity with written information furnished to the Company by such Selling Stockholder expressly for use therein, such Preliminary Prospectus and the Registration Statement did, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus, when they become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

         (f) In order to document the Underwriters' compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated, such Selling Stockholder will deliver to you prior to or at the First Time of Delivery (as hereinafter defined) a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof);

         (g) Certificates in negotiable form representing all of the Shares to be sold by such Selling Stockholder hereunder have been placed in custody under a Custody Agreement, in the form heretofore furnished to you (the "Custody Agreement"), duly executed and delivered by such Selling Stockholder to Mellon Investor Services LLC, as custodian (the "Custodian"), and such Selling Stockholder has duly executed and delivered a Power of Attorney, in the form heretofore furnished to you (the "Power of Attorney"), appointing the persons indicated in Schedule II hereto, and each of them, as such Selling Stockholder's attorneys-in-fact (the "Attorneys-in-Fact") with authority to execute and deliver this Agreement on behalf of such Selling Stockholder, to determine the purchase price to be paid by the Underwriters to the Selling Stockholders as provided in Section 3 hereof, to authorize the delivery of the Shares to be sold by such Selling Stockholder hereunder and otherwise to act on behalf of such Selling Stockholder in connection with the transactions contemplated by this Agreement and the Custody Agreement; and

         (h) The Shares represented by the certificates held in custody for such Selling Stockholder under the Custody Agreement are subject to the interests of the Underwriters hereunder; the arrangements made by such Selling Stockholder for such custody, and the appointment by such Selling Stockholder of the Attorneys-in-Fact by the Power of Attorney, are to that extent irrevocable;


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the obligations of the Selling Stockholders hereunder shall not be terminated by operation of law, whether by the death or incapacity of any individual Selling Stockholder or, in the case of an estate or trust, by the death or incapacity of any executor or trustee or the termination of such estate or trust, or in the case of a partnership or corporation, by the dissolution of such partnership or corporation, or by the occurrence of any other event; if any individual Selling Stockholder or any such executor or trustee should die or become incapacitated, or if any such estate or trust should be terminated, or if any such partnership or corporation should be dissolved, or if any other such event should occur, before the delivery of the Shares hereunder, certificates representing the Shares shall be delivered by or on behalf of the Selling Stockholders in accordance with the terms and conditions of this Agreement and of the Custody Agreements; and actions taken by the Attorneys-in-Fact pursuant to the Powers of Attorney shall be as valid as if such death, incapacity, termination, dissolution or other event had not occurred, regardless of whether or not the Custodian, the Attorneys-in-Fact, or any of them, shall have received notice of such death, incapacity, termination, dissolution or other event.

     3. Subject to the terms and conditions herein set forth, (a) the Company and each of the Selling Stockholders agree, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company and each of the Selling Stockholders, at a purchase price per share of $_______, the number of Firm Shares (to be adjusted by you so as to eliminate fractional shares) determined by multiplying the aggregate number of Firm Shares to be sold by the Company and each of the Selling Stockholders as set forth opposite their respective names in Schedule II hereto by a fraction, the numerator of which is the aggregate number of Firm Shares to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the aggregate number of Firm Shares to be purchased by all of the Underwriters from the Company and all of the Selling Stockholders hereunder and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, each of the Selling Stockholders agrees, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from each of the Selling Stockholders, at the purchase price per share set forth in clause (a) of this Section 3, that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction, the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.

         The Selling Stockholders, as and to the extent indicated in Schedule II hereto, hereby grant, severally and not jointly, to the Underwriters the right to purchase at their election up to ________ Optional Shares, at the purchase price per share set forth in the paragraph above, for the sole purpose of covering sales of shares in excess of the number of Firm Shares. Any such election to purchase Optional Shares shall be made in proportion to the maximum number of Optional Shares to be sold by each Selling Stockholder as set forth in
Schedule II hereto. Any such election to purchase Optional Shares may be exercised only by written notice from you to the Company and the Attorneys-in-Fact, given within a period of 30 calendar days after the date of this Agreement and setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 5 hereof) or, unless you, the Company and the Attorneys-in-Fact otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

     4. Upon the authorization by you of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus.

     5. (a) The Shares to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as Goldman, Sachs & Co. may request upon at least forty-eight hours' prior notice to the Company and the Selling Stockholders, shall be delivered by or on behalf of the Company and the Selling Stockholders to Goldman, Sachs & Co., through the facilities of the Depository Trust Company ("DTC"), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company to Goldman, Sachs & Co. at least forty-eight hours in advance and by each of the Selling Stockholders in the Custody Agreement, as their interests may appear. The Company will cause the certificates representing the Shares to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of DTC or its designated custodian (the "Designated Office"). The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., New York time, on ________, 2001 or such other time and date as Goldman, Sachs & Co., the Company and the Selling Stockholders may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., New York time, on the date specified by Goldman, Sachs & Co. in the written notice given by Goldman, Sachs & Co. of the Underwriters' election to purchase such Optional Shares, or such other time and date as Goldman, Sachs & Co., the Company and the Selling Stockholders may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the "First Time of Delivery", such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the "Second Time of Delivery", and each such time and date for delivery is herein called a "Time of Delivery".

         (b) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 8(o) hereof, will be delivered at the offices of Simpson Thacher & Bartlett, 3330 Hillview Avenue, Palo Alto, CA 94304 (the "Closing Location"), and the Shares will be delivered at the Designated Office, all at such Time of Delivery. A meeting will be held at the Closing Location at _____ P.M., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 5, "New York Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

     6.  The Company agrees with each of the Underwriters:

         (a) To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or Prospectus which shall be reasonably disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish you with copies thereof; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or prospectus, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or prospectus or suspending any such qualification, promptly to use its reasonable best efforts to obtain the withdrawal of such order;

         (b) Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such U.S. jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

         (c) Prior to 10:00 A.M., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such period to amend or supplement the Prospectus in order to comply with the Act, to notify you and upon your request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance, and in case any Underwriter is required to deliver a prospectus in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

         (d) To make generally available to its securityholders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations thereunder (including, at the option of the Company, Rule 158);

         (e) During the period beginning from the date hereof and continuing to and including the date 180 days after the date of the Prospectus, not to offer, sell, contract to sell or otherwise dispose of, except as provided hereunder any securities of the Company that are substantially similar to the Shares, including but not limited to any securities that are convertible into or exchangeable or exercisable for, or that represent the right to receive, Stock or any such substantially similar securities (other than (A) the issuance of Stock in exchange for existing membership interests in DonJoy as provided in the Merger Agreement, (B) pursuant to employee and director stock incentive plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement; or (C) in connection with any acquisition of another company, the acquisition of any assets of another company or any joint venture, PROVIDED that with respect to (C), such securities sold or otherwise disposed of in such acquisitions or joint ventures shall not exceed in the aggregate 10% of the Stock of the Company to be outstanding immediately following the offering contemplated hereby and PROVIDED, FURTHER, that the recipients of such securities agree to be bound by this Section 6(e) for the duration of the 180 day period and shall execute an agreement substantially to the effect set forth in Annex II hereto), without your prior written consent

         (f) To furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders' equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its stockholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail;

         (g) During a period of five years from the effective date of the Registration Statement, to furnish to you copies of all reports or other communications (financial or other) furnished to stockholders of the Company generally, and to deliver to you (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission), PROVIDED that if the Company so requests, you will agree to keep all such information confidential in accordance with Regulation FD;

         (h) To use the net proceeds received by it from the sale of the Shares pursuant to this Agreement in the manner specified in the Prospectus under the caption "Use of Proceeds";

         (i) To use its best efforts to list, subject to notice of issuance, the Shares on the New York Stock Exchange (the "Exchange");

         (j) To file with the Commission such information on Form 10-Q or Form 10-K as may be required by Rule 463 under the Act;

         (k) If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act;

         (l) Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company's corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Shares (the "License"); PROVIDED, HOWEVER, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred; and

         (m) To direct the Company's transfer agent to place a stop transfer restriction for a period of three months following the date of this Agreement upon any Firm Shares sold by the Underwriters that were reserved for offer and sale to directors, officers, employees and friends through a directed share program that are restricted by the NASD or the rules and regulations of the NASD from the sale, transfer, assignment, pledge or hypothecation for such period of three months.

     7. The Company and each of the Selling Stockholders covenant and agree with one another and with the several Underwriters that (a) the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of producing any Agreement among Underwriters, this Agreement, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 6(b) hereof, including the reasonable fees and disbursements of counsel for the Underwriters not to exceed $7,500 in connection with such qualification and in connection with the Blue Sky survey; (iv) all fees and expenses in connection with listing the Shares on the NASDAQ and/or the Exchange; (v) the filing fees incident to, and the reasonable fees and disbursements of counsel for the Underwriters in connection with, securing any required review by the NASD of the terms of the sale of the Shares (other than those counsel fees directly related to the review by the NASD of any underwriters' compensation issues with respect to J.P. Morgan Securities Inc. and First Union Securities, Inc.); (vi) the cost of preparing stock certificates; (vii) the cost and charges of any transfer agent or registrar; (viii) the fees and expenses of one counsel for the Selling Stockholders; (ix) the fees and expenses of the Attorneys-in-Fact and the Custodian; (x) a fee in the amount of $10,000 payable to Goldman, Sachs & Co. as Qualified Independent Underwriter ("QIU"); and (xi) all other costs and expenses incident to the performance of its and each Selling Stockholders' obligations hereunder which are not otherwise specifically provided for in this Section; and
(b) each of the Selling Stockholders will pay the following: (i) any fees and expenses of its counsel if it should choose to use separate counsel from the one referred to in clause (a)(viii) of this Section and (ii) its pro rata share of all expenses and taxes incident to the sale and delivery of the Shares to be sold by such Selling Stockholder to the Underwriters hereunder. In connection with clause (b)(ii) of the preceding sentence, Goldman, Sachs & Co. agrees to pay New York State stock transfer tax, and the Selling Stockholder agrees to reimburse Goldman, Sachs & Co. for associated carrying costs if such tax payment is not rebated on the day of payment and for any portion of such tax payment not rebated. It is understood, however, that the Company shall bear, and the Selling Stockholders shall not be required to pay or to reimburse the Company for, the cost of any other matters not directly relating to the sale and purchase of the Shares pursuant to this Agreement, and that except as provided in this Section, and Sections 9 and 13 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.

     8. The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company and of the Selling Stockholders herein are, at and as of such Time of Delivery, true and correct, the condition that the Company and the Selling Stockholders shall have performed all of its and their obligations hereunder theretofore to be performed, and the following additional conditions:

         (a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 6(a) hereof; if the Company has elected to rely upon Rule 462(b), the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M.,

Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

         (b) Simpson Thacher & Bartlett, counsel for the Underwriters, shall have furnished to you such written opinion or opinions (a draft of each such opinion is attached as Annex III(a) hereto), dated such Time of Delivery, with respect to the matters covered in paragraphs (i), (ii), (vi), (x) and (xii) of subsection (c) below as well as such other related matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

         (c) O'Sullivan LLP, counsel for the Company, shall have furnished to you their written opinion (a draft of such opinion is attached as Annex III(b) hereto), dated such Time of Delivery, in form and substance satisfactory to you, to the effect that:

               (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus;

               (ii) The Company has an authorized capitalization of 100 million shares of common stock, $0.01 par value, and 25 million shares of preferred stock, $0.01 par value, as set forth in the first paragraph under "Description of Capital Stock" in the Prospectus, and all of the issued shares of capital stock of the Company (including the Shares to be sold by the Selling Stockholders at such Time of Delivery) have been duly authorized and validly issued and are fully paid and non-assessable; the Shares to be issued by the Company pursuant to the terms of this Agreement have been duly authorized and, upon issuance and delivery against payment therefor in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable; and the Shares conform to the description of the Stock contained in the Prospectus;

               (iii) The Company has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each jurisdiction set forth on Annex IV hereto;

               (iv) Each of dj Ortho, DJ Orthopedics Capital Corporation and dj Australia has been duly incorporated or organized and is validly existing as a corporation or limited liability company in good standing under the laws of its jurisdiction of incorporation or organization; and all of the issued shares of capital stock or membership interests of each such subsidiary have been duly authorized and validly issued, are, in the case of capital stock, fully paid and non-assessable and, in the case of membership interests of dj Ortho, not subject to assessment by dj Ortho for additional capital contributions, PROVIDED, HOWEVER, that each member of dj Ortho will be liable for the amount of any distribution to such member (or its predecessor in interest) made in violation of Section 18-607 or
          Section 18-804 of the LLC Act to the extent the same is required to be returned to or for the account of dj Ortho as provided in Section 18-607 or Section 18-804, as applicable, of the LLC Act, potentially with interest; and (except for directors' qualifying shares) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except for those created pursuant to the Amended Credit Facility referred to in the

          Prospectus or otherwise described in the Prospectus and except that the Company owns 60% of the outstanding capital stock of dj Australia (it being understood that the foregoing opinion with respect to dj Australia may be delivered by local counsel directly to the Underwriters);

               (v) To such counsel's knowledge and other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a material adverse effect on the consolidated financial position, stockholders' equity or results of operations of the Company and its subsidiaries; and, to the best of such counsel's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

               (vi) This Agreement has been duly authorized, executed and delivered by the Company;

               (vii) The issue and sale of the Shares being sold by the Company at such Time of Delivery and the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions contemplated herein and in the Prospectus under the caption "The Reorganization" will not result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of (x) the Amended and Restated Certificate of Incorporation or Amended By-laws of the Company or (y) any statute or any order, rule or regulation of the United States, the State of New York or the General Corporation Law of the State of Delaware known to such counsel or, to such counsel's knowledge, any order, writ or decree of any court or governmental agency or body of the United States or the States of New York or Delaware having jurisdiction over the Company or any of its subsidiaries or any of their properties;

               (viii) No consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body of the United States or the States of New York or Delaware is required for the issue and sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, except
          (i) such as have been obtained under the Act and the Exchange Act,
          (ii) such as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters, (iii) such as may be required by the NASD and (iv) such as may be required under the federal or provincial laws of Canada or under the laws of any other foreign jurisdiction in which the Shares may be offered and sold;

               (ix) Neither the Company nor any of its subsidiaries is in violation of its charter or by-laws (or other organizational documents) or, to such counsel's knowledge, in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound;

               (x) The statements set forth in the Prospectus under the captions "Description of Capital Stock" and "Material Federal Income Tax Consequences to Non-U.S.

          Holders of Common Stock", insofar as they purport to constitute a summary of the terms of the Stock or other legal matters and documents referred to therein, are accurate, complete and fair in all material respects;

               (xi) The Company is not an "investment company", as such term is defined in the Investment Company Act;

               (xii) The Registration Statement and the Prospectus and any further amendments and supplements thereto made by the Company prior to such Time of Delivery (other than the financial statements and related schedules therein and the other financial information and data contained therein), as to which such counsel need not express any belief) comply as to form in all material respects with the requirements of the Act and the rules and regulations thereunder; although they do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, except for those referred to in the opinion in subsection (x) of this Section 8(c), they have no reason to believe that, as of its effective date, the Registration Statement or any further amendment thereto made by the Company prior to such Time of Delivery (other than the financial statements and related schedules therein, as to which such counsel need not express any belief) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that, as of its date, the Prospectus or any further amendment or supplement thereto made by the Company prior to such Time of Delivery (other than the financial statements and related schedules therein and the other financial information and data contained therein, as to which such counsel need not express any belief) contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or that, as of such Time of Delivery, the Prospectus or any further amendment or supplement thereto made by the Company prior to such Time of Delivery (other than the financial statements and related schedules therein and the other financial information and data contained therein, as to which such counsel need not express any belief) contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and they do not know of any amendment to the Registration Statement required to be filed; and

               (xiii) To such counsel's knowledge, there are no contracts or other documents to which the Company or any of its subsidiaries is a party of a character required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement or the Prospectus which are not filed or described as required.

         (d) Latham & Watkins, special health care regulatory counsel for the Company, shall have furnished to you their written opinion (a draft of such opinion is attached as Annex III(c) hereto), dated such Time of Delivery, in form and substance reasonably satisfactory to you, to the effect that the statements set forth in the Prospectus under the caption "Risk Factors--Risks Related to Government Regulation--Our failure to receive regulatory clearance or approval for our products or operations in the United States or abroad would adversely affect our revenues and potential for future growth," "--Changes in reimbursement policies for our products by third party payors or reductions in reimbursement rates for our products could adversely affect our business and results of operations," "--Healthcare reform, managed care and buying groups have put downward pressure on the prices of our products," "--Proposed laws that would limit the types of orthopedic professionals who can fit, sell or seek reimbursement for our products could, if adopted, adversely affect our business and results of operations," "--We may need to change our business practices to comply with health care fraud and abuse regulations," and "--Denied claims from government agencies could reduce our revenue or profits," under the caption "Management's Discussion and Analysis of Financial Condition and Results of Operations--Overview--Third Party Reimbursement; Health Care Reform; Managed Care" and under the caption "Business--Government Regulation" and "--Governmental Audits", insofar as they purport to constitute summaries of matters of U.S. federal law, the law of the State of California, and the law of the Republic of Germany, are accurate in all material respects;

         (e) Latham & Watkins and Knobbe Martens Olson & Bear, LLP, special intellectual property counsel for the Company, shall each have furnished to you their written opinion (a draft of such opinions are attached as Annexes III(d) and III(e) hereto, respectively), dated such Time of Delivery, in form and substance reasonably satisfactory to you;

         (f) The respective counsel for each of the Selling Stockholders, as indicated in Schedule II hereto, each shall have furnished to you their written opinion with respect to each of the Selling Stockholders for whom they are acting as counsel (a draft of each such opinion is attached as Annex II(d) hereto), dated such Time of Delivery, in form and substance satisfactory to you, to the effect that:

               (i) A Power-of-Attorney and a Custody Agreement have been duly executed and delivered by such Selling Stockholder and constitute valid and binding agreements of such Selling Stockholder;

               (ii) This Agreement has been duly executed and delivered by or on behalf of such Selling Stockholder; and the sale of the Shares to be sold by such Selling Stockholder hereunder and the compliance by such Selling Stockholder with all of the provisions of this Agreement, the Power-of-Attorney and the Custody Agreement and the consummation of the transactions herein and therein contemplated will not result in a breach or violation of any terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the property or assets of such Selling Stockholder is subject, nor will such action result in any violation of the provisions of the charter or by-laws (or other organizational documents) of such Selling Stockholder or any statute, order, rule or regulation of the United States, the State of New York or, as applicable, the General Corporation Law of the State of Delaware or the LLC Act known to such counsel or, to such counsel's knowledge, any order, writ or decree of any court or governmental agency or body of the United States or the States of New York or Delaware having jurisdiction over such Selling Stockholder or the property of such Selling Stockholder;

               (iii) No consent, approval, authorization or order of any court or governmental agency or body of the United States or the States of New York or Delaware is required for the consummation of the transactions contemplated by this Agreement in connection with the Shares to be sold by such Selling Stockholder hereunder, except (i) any such consent, approval, authorization or order which has been duly obtained and is in full force and effect, (ii) such as have been obtained under the Act and the Exchange Act, (iii) such as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of such Shares by the Underwriters, (iv) such as may be required by the NASD and (v) such as may be required under the federal or provincial laws of Canada or under the laws of any other foreign jurisdiction in which the Shares may be offered and sold;

               (iv) Immediately prior to such Time of Delivery, such Selling Stockholder was the sole registered owner of the Shares to be sold at such Time of Delivery by such Selling Stockholder under this Agreement, free and clear of all liens, encumbrances, equities or claims, and has full corporate, partnership or limited liability company right, power and authority to sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder hereunder; and

               (v) Assuming (1) the Underwriters purchase the Shares to be sold by such Selling Stockholder without notice of any adverse claim (within the meaning of Section 8-105 of the NYUCC), (2) the Underwriters make payment therefor as provided herein, (3) such Shares are delivered to the Underwriters in accordance with the provisions of the Custody Agreement and (4) the Underwriters obtain control of such Shares (within the meaning of Section 8-106 of the NYUCC), the Underwriters will acquire all of the Selling Stockholder's rights and interest in the Shares sold by such Selling Stockholder free of any adverse claim (within the meaning of Section 8-105 of the NYUCC).

         (g) On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, each of Ernst & Young LLP and PricewaterhouseCoopers LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, to the effect set forth in Annex I hereto;

         (h) (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements of DonJoy included in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus, and (ii) since the respective dates as of which information is given in the Prospectus and except for the consummation of the Reorganization and the filing of the Amended and Restated Certificate of Incorporation of the Company there shall not have been any change in the capital stock or membership interests, as applicable, or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (i) or
(ii), is in the judgment of Goldman, Sachs & Co. so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

         (i) On or after the date hereof (i) no downgrading shall have occurred in the rating accorded the Company's debt securities by any "nationally recognized statistical rating organization", as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's debt securities;

         (j) On or after the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the Exchange; (ii) a suspension or material limitation in trading in the Company's securities on the Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York or California State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the

United States or the declaration by the United States of a national emergency or war or the occurrence of any other calamity or crisis; or (v) any change in national or international financial, political or economic conditions if the effect of any such event specified in clause (iv) or (v) in the judgment of Goldman, Sachs & Co. makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Prospectus;

         (k) The Shares to be sold at such Time of Delivery shall have been duly listed, subject to notice of issuance, on the Exchange;

         (l) The Company has obtained and delivered to the Underwriters executed copies of an agreement from all stockholders (including optionholders) of the Company, substantially to the effect set forth in Annex II hereof in form and substance satisfactory to you;

         (m) The Company shall have complied with the provisions of Section 6(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement;

         (n) The Reorganization of the Company shall have been consummated substantially in the manner described in the Prospectus under "The Reorganization" and the related certificates of merger shall have been filed with the Secretary of State of the State of Delaware; and

         (o) The Company and the Selling Stockholders shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company and of the Selling Stockholders, respectively, satisfactory to you as to the accuracy of the representations and warranties of the Company and the Selling Stockholders, respectively, herein at and as of such Time of Delivery, as to the performance by the Company and the Selling Stockholders of all of their respective obligations hereunder to be performed at or prior to such Time of Delivery, and as to such other matters as you may reasonably request, and the Company shall have furnished or caused to be furnished certificates as to the matters set forth in subsections (a) and (h) of this Section.

     9. (a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; PROVIDED, HOWEVER, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Goldman, Sachs & Co. expressly for use therein.

         (b) Each of the Selling Stockholders named in Schedule II hereto, severally and not jointly, will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any

Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Selling Stockholder expressly for use therein; and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; PROVIDED, HOWEVER, that such Selling Stockholder shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Goldman, Sachs & Co. expressly for use therein; and PROVIDED, FURTHER, that the liability of a Selling Stockholder pursuant to this subsection (b) shall not exceed the product of the number of Shares sold by such Selling Stockholder (including any Optional Shares) and the initial public offering price of the Shares as set forth in the Prospectus.

         (c) Each Underwriter will indemnify and hold harmless the Company and each Selling Stockholder against any losses, claims, damages or liabilities to which the Company or such Selling Stockholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Underwriter through Goldman, Sachs & Co. expressly for use therein; and will reimburse the Company and each Selling Stockholder for any legal or other expenses reasonably incurred by the Company or such Selling Stockholder in connection with investigating or defending any such action or claim as such expenses are incurred.

         (d) Promptly after receipt by an indemnified party under subsection
(a), (b) or (c) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party (such written consent not to be unreasonably withheld or delayed), effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party. In the event the indemnifying party does not assume the defense of any action brought against an indemnified party, the indemnifying party shall not, in connection with any one such action or proceeding or separate but substantially similar actions or proceedings arising out of the same general allegations, be liable for the fees and expenses of more than one separate firm of attorneys at any time for all indemnified persons, except to the extent that local counsel, in addition to regular counsel, is required in order to effectively defend against such action or proceeding, unless (i) the indemnifying party has agreed to pay such fees and expenses or (ii) an indemnified party reasonably determines that there may be conflicting interests between such indemnified party and other indemnified parties in conducting the defense of such action, including situations in which there are one or more legal defenses available to such indemnified party that are different from or in addition to those available to other indemnified parties.

         (e) If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (d) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholders on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, each of the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint.

         (f) The obligations of the Company and the Selling Stockholders under this Section 9 shall be in addition to any liability which the Company and the respective Selling Stockholders may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and to each person, if any, who controls the Company or any Selling Stockholder within the meaning of the Act.

     10. (a) If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Company and the Selling Stockholders shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the Company and the Selling Stockholders that you have so arranged for the purchase of such Shares, or the Company and the Selling Stockholders notify you that they have so arranged for the purchase of such Shares, you or the Company and the Selling Stockholders shall have the right to postpone a Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus which in your opinion and the opinion of counsel for the Company may thereby be made necessary. The term "Underwriter" as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

         (b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company and the Selling Stockholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Company and the Selling Stockholders shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

         (c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company and the Selling Stockholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all of the Shares to be purchased at such Time of

Delivery, or if the Company and the Selling Stockholders shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Selling Stockholders to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company and the Selling Stockholders, except for the expenses to be borne by the Company and the Selling Stockholders and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

     11. (a) The Company will indemnify and hold harmless Goldman, Sachs & Co., in its capacity as QIU, against any losses, claims, damages or liabilities, joint or several, to which the QIU may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the QIU for any legal or other expenses reasonably incurred by the QIU in connection with investigating or defending any such action or claim as such expenses are incurred.

         (b) Promptly after receipt by the QIU under subsection (a) above of notice of the commencement of any action, the QIU shall, if a claim in respect thereof is to be made against the Company under such subsection, notify the Company in writing of the commencement thereof; but the omission so to notify the Company shall not relieve it from any liability which it may have to the QIU otherwise than under such subsection. In case any such action shall be brought against the QIU and it shall notify the Company of the commencement thereof, the Company shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to the QIU (who shall not, except with the consent of the QIU, be counsel to the Company), and, after notice from the indemnifying party to the QIU of its election so to assume the defense thereof, the indemnifying party shall not be liable to the QIU under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by the QIU, in connection with the defense thereof other than reasonable costs of investigation. The Company shall not, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the QIU is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the QIU from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of QIU.

         (c) If the indemnification provided for in this Section 11 is unavailable to or insufficient to hold harmless Goldman, Sachs & Co., in its capacity as QIU, under subsection (a) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then the Company shall contribute to the amount paid or payable by the QIU as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the QIU on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the QIU failed to give the notice required under subsection (b) above, then the Company shall contribute to such amount paid or payable by the QIU in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the QIU on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the QIU on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company, as set forth in the table on the cover page of the Prospectus, bear to the fee payable to the QIU pursuant to Section 7 hereof. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the QIU on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the QIU agree that it would not be just and equitable if contributions pursuant to this subsection (c) were determined by PRO RATA allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection
(c). The amount paid or payable by the QIU as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (c) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         (d) The obligations of the Company under this Section 11 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the QIU within the meaning of the Act.

     12. The respective indemnities, agreements, representations, warranties and other statements of the Company, the Selling Stockholders and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any of the Selling Stockholders, or any officer or director or controlling person of the Company, or any controlling person of any Selling Stockholder, and shall survive delivery of and payment for the Shares.

         Anything herein to the contrary notwithstanding, the indemnity agreement of the Company in subsection (a) of Section 9 hereof, the representations and warranties in subsections (b) and (c) of Section 1 hereof and any representation or warranty as to the accuracy of the Registration Statement or the Prospectus contained in any certificate furnished by the Company pursuant to Section 8 hereof, insofar as they may constitute a basis for indemnification for liabilities (other than payment by the Company of expenses incurred or paid in the successful defense of any action, suit or proceeding) arising under the Act, shall not extend to the extent of any interest therein of a controlling person or partner of an Underwriter who is a director, officer or controlling person of the Company when the Registration Statement has become effective or who, with his or her consent, is named in the Registration Statement as about to become a director of the Company, except in each case to the extent that an interest of such character shall have been determined by a court of appropriate jurisdiction as not against public policy as expressed in the Act. Unless in the opinion of counsel for the Company the matter has been settled by controlling precedent, the Company will, if a claim for such indemnification is asserted, submit to a court of appropriate jurisdiction the question of whether such interest is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         13. If this Agreement shall be terminated pursuant to Section 10 hereof, neither the Company nor the Selling Stockholders shall then be under any liability to any Underwriter except as provided in Sections 7 and 9 hereof; but, if for any other reason, any Shares are not delivered by or on behalf of the Company and the Selling Stockholders as provided herein, the Company will reimburse the Underwriters through you for all out-of-pocket expenses approved in writing by you, including the fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company and the Selling Stockholders shall then be under no further liability to any Underwriter in respect of the Shares not so delivered except as provided in Sections 7 and 9 hereof.

         14. In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly or by Goldman, Sachs & Co. on behalf of you as the Representatives; and in all dealings with any Selling Stockholder hereunder, you and the Company shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of such Selling Stockholder made or given by any or all of the Attorneys-in-Fact for such Selling Stockholder.

         All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the Representatives in care of Goldman, Sachs & Co., 32 Old Slip, 21st Floor, New York, New York 10005, Attention: Registration Department; if to any Selling Stockholder shall be delivered or sent by mail, telex or facsimile transmission to counsel for such Selling Stockholder at its address set forth in Schedule II hereto; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Secretary; PROVIDED, HOWEVER, that any notice to an Underwriter pursuant to Section 9(d) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters' Questionnaire or telex constituting such Questionnaire, which address will be supplied to the Company or the Selling Stockholders by you on request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

     15. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and the Selling Stockholders and, to the extent provided in Sections 9 and 12 hereof, the officers and directors of the Company and each person who controls the Company, any Selling Stockholder or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

     16. Time shall be of the essence of this Agreement. As used herein, the term "business day" shall mean any day when the Commission's office in Washington, D.C. is open for business.

     17. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

     18. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

     19. The Company and the Selling Stockholders are authorized, subject to applicable law, to disclose any and all aspects of this potential transaction that are necessary to support any U.S.

federal income tax benefits expected to be claimed with respect to such transaction, without the Underwriters imposing any limitation of any kind.

     20. Until the consummation of the Reorganization, DonJoy hereby assumes any and all of the obligations of the Company hereunder.

         If the foregoing is in accordance with your understanding, please sign and return to us nine counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters, the Company and each of the Selling Stockholders. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company and the Selling Stockholders for examination, upon request, but without warranty on your part as to the authority of the signers thereof.

         Any person executing and delivering this Agreement as Attorney-in-Fact for a Selling Stockholder represents by so-doing that he has been duly appointed as Attorney-in-Fact by such Selling Stockholder pursuant to a validly existing and binding Power-of-Attorney which authorizes such Attorney-in-Fact to take such action.



                                   Very truly yours,

                                   dj Orthopedics, Inc.



                                   By: .........................................
                                       Name:
                                       Title:



                                   DonJoy L.L.C.



                                   By: .........................................
                                       Name:
                                       Title:



                                   J.P. Morgan DJ Partners, LLC
                                   J.P. Morgan Partners (23A SBIC), LLC
                                   DJ Investment, LLC
                                   First Union Capital Partners, LLC
                                   DJC, Inc.
                                   TCW/Crescent Mezzanine Trust II
                                   TCW Leveraged Income Trust II, L.P.
                                   Crescent Mach I Partners, L.P.



                                   By: .........................................
                                       Name:
                                       Title:

                                         As Attorney-in-Fact acting on behalf
                                         of each of the Selling Stockholders
                                         named in Schedule II to this Agreement

Accepted as of the date hereof at Vista, California:

Goldman, Sachs & Co.
J.P. Morgan Securities Inc.
UBS Warburg LLC
U.S. Bancorp Piper Jaffray Inc.
First Union Securities, Inc.



By:........................................
             (Goldman, Sachs & Co.)


     On behalf of each of the Underwriters

                                   SCHEDULE I



                                                                                             NUMBER OF OPTIONAL SHARES
                                                                 TOTAL NUMBER OF FIRM       TO BE PURCHASED IF MAXIMUM
                        UNDERWRITER                             SHARES TO BE PURCHASED           OPTION EXERCISED
--------------------------------------------------------        ---------------------       --------------------------

Goldman, Sachs & Co.....................................

J.P. Morgan Securities Inc. ............................

UBS Warburg LLC.........................................

U.S. Bancorp Piper Jaffray Inc..........................

First Union Securities, Inc.............................







                                                                ---------------------       --------------------------

        Total...........................................        =====================       ==========================


                                   SCHEDULE II



                                                                                              NUMBER OF OPTIONAL
                                                                                                 SHARES TO BE
                                                                 TOTAL NUMBER OF                    SOLD IF
                                                                   FIRM SHARES                  MAXIMUM OPTION
                                                                   TO BE SOLD                      EXERCISED
                                                               --------------------         -----------------------

The Company.............................................

The Selling Stockholders:...............................

      J.P. Morgan DJ Partners, LLC (a)..................

      J.P. Morgan Partners (23A SBIC), LLC (a)..........

      DJ Investment, LLC (b)............................

      First Union Capital Partners, LLC (b).............

      DJC, Inc. (c).....................................

      TCW/Crescent Mezzanine Trust II (c)...............

      TCW Leveraged Income Trust II, L.P. (c)...........

      Crescent Mach I Partners, L.P. (c)................       --------------------         -----------------------

        Total...........................................       ====================         =======================



------------------------
(a) This Selling Stockholder is represented by O'Sullivan LLP and has appointed ____________ and ___________ and each of them, as the Attorneys-in-Fact for such Selling Stockholder.

(b) This Selling Stockholder is represented by Kennedy Covington Lobdell & Hickman, L.L.P. and has appointed ____________ and ___________ and each of them, as the Attorneys-in-Fact for such Selling Stockholder.

(c) This Selling Stockholder is represented by O'Melveny & Myers LLP and has appointed ____________ and ___________ and each of them, as the Attorneys-in-Fact for such Selling Stockholder.


                                       2